UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The stockholders of Concur Technologies, Inc. (“Concur”) considered three proposals at Concur’s Annual Meeting of Stockholders on March 14, 2012 (“Annual Meeting”). Each proposal is described in more detail in Concur’s definitive proxy statement dated January 24, 2012. Set forth below are the results of the stockholder vote at the Annual Meeting:

1.	Three individuals were elected as Class I members of the Board of Directors to serve three-year terms.

2.	The stockholders ratified the selection of Grant Thornton LLP as Concur’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

3.	The stockholders approved an advisory vote for the approval of the compensation of Concur’s named executive officers.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1.	Election of Directors

Name	For	Withheld	Broker Non-Votes
S. Steven Singh	47,585,479	1,138,383	2,551,564
Jeffrey T. Seely	48,077,837	646,025	2,551,564
Randall H. Talbot	45,924,339	2,799,523	2,551,564

2.	Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
51,152,424	112,371	10,631	—

3.	Advisory Vote on Compensation of Executive Officers

For	Against	Abstain	Broker Non-Votes
30,073,631	18,639,042	11,189	2,551,564

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: March 19, 2012	By:	/s/ Frank Pelzer
Frank Pelzer Chief Financial Officer (principal financial officer and duly authorized officer)